Exhibit 10.2

FORM OF SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 15(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Femasys Inc.

Senior Secured Convertible Note

Issuance Date: [•], 2025	Original Principal Amount: U.S. $[•]

FOR VALUE RECEIVED, Femasys Inc., a Delaware corporation (the “Company”), hereby promises to pay to ________________________ or registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, as set forth herein. This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Securities Purchase Agreement, dated as of November 3, 2025, by and among the Company and the Holder, as amended from time to time. Certain capitalized terms used herein are defined in Section 28.

1.         PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding and unpaid Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 21(c) hereof). Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest; provided, however, that beginning on the seven and one half year anniversary of the Issuance Date and upon not less than ten (10) days prior written notice to the Holder, the Company, at its option, may prepay the outstanding Principal, accrued and unpaid Interest and applicable Late Charges at a premium price equal to 112% of the then-outstanding principal.

2.           INTEREST; INTEREST RATE.

(a)          Interest on this Note (the “Stated Interest”) shall accrue and be payable annually in arrears commencing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months. Accrued but unpaid interest shall be payable in kind annually on each Interest Date through the addition of the Stated Interest to the then outstanding Principal Amount in accordance with this Section 2 (“PIK Interest”). PIK Interest shall be payable in kind to the Holder of this Note on each such Interest Date by capitalizing such PIK Interest and adding it to (and thereby increasing) the outstanding Principal Amount of this Note. For the avoidance of doubt, effective as of, and from and after, any Interest Date, the outstanding Principal Amount of this Note shall be increased by the amount of PIK Interest paid in kind on such Interest Date for all purposes of this Note.

(b)        From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to ten percent (10.0%) per annum (the “Default Rate”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the Default Rate shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.         CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder, at its option, shall be entitled to convert all, or from time to time, part of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of shares of Common Stock upon conversion of any Conversion Amount.

(b)         Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)          “Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, provided that such amount shall not be less than $25,000, (y) all accrued and unpaid Interest with respect to such portion of the Principal amount and any accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, and (z) any other unpaid amounts that are payable to the Holder pursuant to the Transaction Documents, if any.

(ii)         “Conversion Price” means, as of any Conversion Date or other date of determination, $0.73, subject to adjustment as provided herein.

(c)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 12:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold without limitation pursuant to Rule 144 or an effective and available registration statement to the Holder and the Company’s transfer agent (the “Transfer Agent”) which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received a properly completed Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and such shares of Common Stock are eligible to be resold pursuant to Rule 144 or an effective registration statement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST or such shares of Common Stock are not eligible to be resold pursuant to Rule 144 or an effective registration statement, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date to the extent permitted by applicable law. The Conversion Amount shall be deemed converted upon delivery of the number of shares of Common Stock to which the Holder shall be entitled to pursuant to such conversion regardless of any failure by the Holder to surrender this Note. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, after the effective date of the Registration Statement (as such term is defined in the Registration Rights Agreement, the “Registration Statement”) and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason (other than due to the action or inaction on the part of the Holder), on or prior to the applicable Share Delivery Deadline, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST and such shares of Common Stock are eligible to be resold without limitation pursuant to Rule 144 or an effective registration statement, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) or (II) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (ii) is hereinafter referred as a “Notice Failure” and together with the event described in clause (i) above, a “Conversion Failure”), and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”).  Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii)       Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request, which shall contain all necessary information with respect to the name, address and contact information with respect to the assignee or transferee, sent via electronic mail with confirmation of receipt received, to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 15, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv)       Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 20.

(d)          Limitations on Conversions.

(i)        Notwithstanding anything to the contrary contained in this Note, the Company shall not effect any exercise of this Note, and the Holder shall not have the right to exercise any portion of this Note, to the extent that after giving effect to such exercise, the aggregate number of shares of Common Stock issued or issuable pursuant to the exercise or conversion of the Warrants and Notes would exceed 19.99% of the shares of Common Stock outstanding as of the date of the Securities Purchase Agreement, unless and until the Company has obtained the approval of its stockholders as required by the applicable rules and regulations of the Principal Market, including, as applicable, Nasdaq Listing Rule 5635(d); provided that the Company shall use commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable to the extent necessary.

(ii)        Further Limitations on Conversions. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not affect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder together with its Attribution Parties would beneficially own in excess of [4.99][9.99]1% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à -vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates and Attribution Parties) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates and Attribution Parties ) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. By written notice to the Company, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice, subject to compliance with Section 3(d); provided, that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes.

1 As elected by Lender.

(e)         Mandatory Conversion. The Company shall have the right, at its sole discretion, to require the Holder to convert all, or any part, of the Conversion Amount of this Note, as designated in a written notice to the Holder (the “Mandatory Conversion Notice”) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms of Section 3(c) herein at the Conversion Rate as of the applicable date (a “Mandatory Conversion”), if at any time (i) the Registration Statement required to be filed pursuant to the Registration Rights Agreement is effective, (ii) for the immediately preceding thirty (30) consecutive trading days, the VWAP has exceeded 450% of the then-effective Conversion Price on each such trading day, (iii) the total daily trading volume of the Common Stock is at least $1,500,000.00, and (iv) the Equity Conditions are satisfied; provided, that no Event of Default or event which with the passage of time or giving of notice could become an Event of Default has occurred. The Mandatory Conversion Notice shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion. Upon the Company's delivery of a Mandatory Conversion Notice to the Holder, the Mandatory Conversion Trigger Conditions shall be deemed irrevocably satisfied and locked in for purposes of such Mandatory Conversion, and the Holder's obligation to convert shall not be affected or extinguished by any subsequent failure of any of the Mandatory Conversion Trigger Conditions to be satisfied at any time following delivery of the Mandatory Conversion Notice.  If, as upon the delivery of a Mandatory Conversion Notice, the conversion of all or any portion of the Conversion Amount specified in the Mandatory Conversion Notice would be prohibited by the limitations set forth in Section 3(d) (the “Ownership Blocker Provisions”), then the Holder shall convert that portion of the Conversion Amount that may be converted without violating the Ownership Blocker Provisions (the “Permitted Conversion Amount”) on the Mandatory Conversion Date and the Holder shall deliver a Conversion Notice to the Company to convert the maximum portion of the remaining unconverted Conversion Amount that may be converted without violating the Ownership Blocker Provisions (taking into account any sales, transfers, or dispositions of Common Stock by the Holder and its Attribution Parties since the most recent conversion) on a rolling basis thereafter.

(f)         Pre-funded Warrant Election. Notwithstanding anything to the contrary contained herein, if the Holder would be prohibited from converting this Note in whole or in part pursuant to the beneficial ownership limitation set forth in this Section 3, then, in lieu of such conversion, the Holder may elect, by written notice to the Company, to receive, upon payment of the Conversion Price otherwise due in respect of the portion of this Note that would exceed such limitation less $0.01 per share, a pre-funded warrant (each, a “Pre-Funded Warrant”) in substantially the form attached hereto as Exhibit III exercisable for the number of shares of Common Stock that would otherwise be issuable upon such conversion.

4.           RIGHTS UPON EVENT OF DEFAULT.

(a)         Event of Default. Each of the following events shall constitute an “Event of Default”; provided, however, that any default, redemption or acceleration under the November 2023 Notes shall not constitute an Event of Default hereunder:

(i)         the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be effective on or prior to the Effectiveness Deadline, as such term is defined in the Registration Rights Agreement.

(ii)      while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement (including after giving effect to any permitted Grace Periods and similar provisions in the Registration Rights Agreement), the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(iii)       the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market for a period of ten (10) consecutive Trading Days; provided, that such suspension or failure shall not constitute an Event of Default if (A) such suspension or failure was not caused by the Company's failure to use commercially reasonable efforts to maintain the registration of the Common Stock or to comply with the listing or maintenance requirements of the Principal Market, and (B) the Company is using commercially reasonable efforts to cure such suspension or failure and to regain listing or trading on the Principal Market or another eligible market;

(iv)        the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within ten (10) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) written notice to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

(v)         the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) Trading Days;

(vi)      the occurrence of any event of default under, redemption of or acceleration prior to maturity of Indebtedness for borrowed money of the Company or any of its Subsidiaries in an aggregate principal amount exceeding $2,000,000, which default, redemption or acceleration (x) has not been rescinded, waived or cured within 30 days, and (y) is not being contested in good faith by appropriate proceedings; provided, however, that this Event of Default shall not apply to any scheduled maturity, mandatory prepayment or voluntary prepayment or redemption of Indebtedness in accordance with its terms or with respect to any of the other Notes issued pursuant to the Securities Purchase Agreement (the “Other Notes”);

(vii)      the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least ten (10) days;

(viii)      bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(ix)        the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x)       the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(xi)        a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(xii)       the material breach or material failure by the Company or any Subsidiary to comply with any provision of Section 11 of this Note but only if such material breach or material failure remains uncured (if curable) for a period of thirty (30) days;

(xiii)      other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days; provided, however, only if such breach, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

(xiv)      any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)          Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (unless such Event of Default has been waived by the Holder) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company within 30 days of the earlier of such Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to 100% of the Conversion Amount on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to the terms of this Note.

(c)     Mandatory Redemption upon Bankruptcy Event of Default.  Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Event of Default pursuant to Sections 4(a)(viii), 4(a)(ix), or 4(a)(x) (a “Bankruptcy Event of Default”), whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other redemption price, as applicable.

5.           SECURITY.

(a)        Grant of Security Interest. To secure the payment in full and performance of all of the Obligations (as defined below), the Company hereby grants to Pointillist Global Macro Series of Pointillist Partners LLC, as payee representative and collateral agent (in such capacities, including any successor thereto, the “Payee Representative”), for itself and on behalf of the Payees, a continuing security interest in all of the following property of the Company, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (i) all accounts; (ii) all chattel paper (including electronic chattel paper), instruments, documents and general intangibles (including all intellectual property, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all inventory; (iv) all goods, including equipment, vehicles and fixtures; (v) all investment property, including all rights, privileges, authority, and powers of the Company as an owner or as a holder of any equity interests pledged by the Company hereunder, including all economic rights, all control rights, authority and powers, and all status rights of the Company as a member, equity holder or shareholder, as applicable, of each issuer and any rights related to the Company’s capital account within such issuer in respect of such investment property; (vi) all deposit accounts, bank accounts, deposits, money and cash; (vii) all letter-of-credit rights; (viii) all commercial tort claims; (ix) all supporting obligations; (x) all leases; (xi) fee owned real estate with a value in excess of $5,000,000 subject to a mortgage, deed of trust or similar instrument; (xii) any intercompany note and any and all amounts owing thereunder; and (xiii) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, and all of the Company’s books and records relating to any of the foregoing and to the Company’s business (collectively, the “Collateral”); provided, that, notwithstanding anything contained herein to the contrary, unless an Event of Default has occurred and is continuing, prior to the date that is the fifth anniversary of the Issuance Date, neither the Payee Representative nor any Payee shall take any actions to perfect a security interest on any assets located outside of the United States or any Material Foreign Jurisdiction (other than, for the avoidance of doubt, the filing and/or recording of any UCC financing statements in the United States or intellectual property security agreement filings at the United States Patent and Trademark Office or United States Copyright Office); provided, further, that, notwithstanding anything in the foregoing to the contrary, no “intent-to-use” applications for registration of Trademarks filed under Section 1(b) of the Trademark Act, prior to the filing and acceptance of a statement of use or amendment to allege use shall constitute Collateral. For the purposes hereof, “Material Foreign Jurisdiction” means any non-U.S. jurisdiction in which the value of the Collateral held in such jurisdiction is equal to or greater than [30]% of the value of the Company’s total consolidated assets (as estimated in good faith by the Company) as of the date of the Company’s most recent financial statements contained in a Form 10-K or 10-Q. For purposes hereof, “Obligations” means principal, interest, fees and all other amounts owing by the Company under this Note (including any interest and fees that accrue after the commencement by or against the Company or a substantial part of the property or assets of the Company (including any direct or indirect wholly-owned subsidiaries) of any proceeding under any bankruptcy laws, regardless of whether such interest and fees are allowed claims in such proceeding) and all fees, costs and expenses incurred by the Payee Representative and the Payees under or in respect of this Note. Capitalized terms used in this Section 5(a) that are defined in the Uniform Commercial Code as in effect in the State of New York (the “UCC”) shall have the meanings assigned to such terms in the UCC.

(b)         Further Assurances. The Company shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable person to take, execute, acknowledge and deliver) all such further acts (including the filing and recording of UCC financing statements, mortgages and intellectual property security agreement filings at the United States Patent and Trademark Office or United States Copyright Office, in each case, as requested by the Payee Representative), documents, agreements and instruments as may from time to time be necessary or desirable or as Payee Representative may from time to time reasonably require in order to establish, create, preserve and perfect a first priority lien in favor of Payee Representative in all the Collateral from time to time owned by the Company. Without limiting the foregoing, the Company shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver to the Payee Representative (or cause each such other applicable person to take, executed, acknowledge and deliver) all promissory notes, security agreements, subordination and intercreditor agreements and other agreements, mortgages, instruments and documents, in each case in form and substance reasonably acceptable to Payee Representative, as Payee Representative may reasonably request from time to time to perfect and maintain Payee Representative’s security interests in the Collateral.

(c)          UCC Financing Statements. The Company authorizes the Payee Representative to file, transmit or communicate, as applicable, from time to time, UCC financing statements, along with amendments and modifications thereto, in all filing offices selected by the Payee Representative, listing the Company as the “debtor” and the Payee Representative as the “secured party” and describing the Collateral covered thereby in such manner as Payee Representative may elect, including using descriptions such as “all personal property of debtor”, “all assets of debtor” or words of similar effect, in each case, without the Company’s signature.

(d)         Remedies with respect to Collateral.  Without limiting any rights or remedies the Payee Representative or any Payee may have pursuant to this Note, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(i)         Any and All Remedies.  Payee Representative may take any and all actions and avail itself of any and all rights and remedies available to Payee Representative under this Note, under law or in equity, and the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(ii)        Collections; Modifications of Terms.  Payee Representative may, but shall be under no obligation to: (A) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, Payee Representative; (B) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or proceeds in its or the Company’s name, and apply any such collections against the Obligations as Payee Representative may elect; (C) take control of any Collateral and any cash and non-cash proceeds of any Collateral; (D) enforce, compromise, extend, renew settle or discharge any rights or benefits of the Company with respect to or in and to any Collateral or deal with the Collateral as the Payee Representative may deem advisable; and (E) make any compromises, exchanges, substitutions or surrenders of Collateral as the Payee Representative deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of the Company and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Payee Representative under this Note.

(iii)       Insurance.  The Payee Representative may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer and may endorse in its own and the Company’s name any checks or drafts constituting proceeds of insurance. Any proceeds of insurance received by Payee Representative may be applied by Payee Representative against payment of all or any portion of the Obligations as Payee Representative may elect in its reasonable discretion.

(iv)      Possession and Assembly of Collateral. Payee Representative may take possession of the Collateral. Upon Payee Representative’s reasonable request, the Company shall assemble the Collateral and make it available to Payee Representative at one or more places designated by Payee Representative.

(e)          Disposition of Collateral.

(i)          Payee Representative may, without demand, advertising or notice, all of which the Company hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Payee Representative (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Payee Representative may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Payee Representative in its reasonable discretion. Payee Representative and any agent or contractor, in conjunction with any such sale, may augment the inventory with other goods (all of which other goods shall remain the sole property of Payee Representative or such agent or contractor), and any amounts realized from the sale of such goods which constitute augmentations to the inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of Payee Representative or such agent or contractor and neither the Company nor any person claiming under or in right of the Company shall have any interest therein. Payee Representative may be the purchaser  at any such public or private sale or other disposition of Collateral, and in such case Payee Representative may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations to the purchase price payable in connection with such sale or disposition. Payee Representative may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided that Payee Representative shall provide the Company with written notice of the time and place of such postponed or adjourned sale or disposition. The Company hereby acknowledges and agrees that Payee Representative’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

A.          The Company shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the proceeds of the sale, lease, license or other disposition of Collateral after such proceeds are applied to the Obligations as provided in this Note.

B.       Payee Representative may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. The Company hereby acknowledges and agrees that Payee Representative’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Payee Representative sells, leases, licenses or otherwise disposes of any of the Collateral on credit, the Company will be credited only with payments actually made in cash by the recipient of such Collateral and received by Payee Representative and applied to the Obligations.

(f)         Election of Remedies. Payee Representative shall have the right in Payee Representative’s sole discretion to determine which rights, security, liens or remedies Payee Representative may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Payee Representative’s other rights, security, liens or remedies with respect to any Collateral or any of Payee Representative’s rights or remedies under this Note.

(g)         Payee Representative’s Obligations. The Company agrees that Payee Representative shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of the Company or any other person. Payee Representative shall not be responsible to the Company or any other person for loss or damage resulting from Payee Representative’s failure to enforce its liens or collect any Collateral or proceeds or any monies due or to become due under the Obligations or any other liability or obligation of the Company to Payee Representative.

(h)         Waiver of Rights by the Company. Except as otherwise expressly provided for in this Note or by non-waivable applicable law, the Company waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Payee Representative on which the Company may in any way be liable, and hereby ratifies and confirms whatever Payee Representative may do in this regard, (ii) all rights to notice and a hearing prior to Payee Representative’s taking possession or control of, or to Payee Representative’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Payee Representative to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, the Company agrees that ten (10) calendar days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.

6.            RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)         Fundamental Transaction Payment. Upon the consummation of a Fundamental Transaction, the Company shall redeem all, but not less than all, of the Notes then outstanding in an amount equal to the sum of (i) the Principal amount of the Notes being redeemed and accrued and unpaid Interest, Late Charges on the Principal and Interest of the Notes through the date of the Fundamental Transaction plus (ii) (1) 200% of the principal amount outstanding being redeemed if the Fundamental Transaction occurs on or prior to the first anniversary of the First Closing Date; (2) 150% of the principal amount outstanding being redeemed if the Fundamental Transaction occurs after the first anniversary of the First Closing Date and on or prior to the second anniversary of the First Closing Date; (3) 100% of the principal amount outstanding being redeemed if the Fundamental Transaction occurs after the second anniversary of the First Closing Date and on or prior to the third anniversary of the First Closing Date; (4) 50% of the principal amount outstanding being redeemed if the Fundamental Transaction occurs after the third anniversary of the First Closing Date and on or prior to the fourth anniversary of the First Closing Date; and (5) 25% of the principal amount outstanding being redeemed if the Fundamental Transaction occurs after the fourth anniversary of the First Closing Date and on or prior to the fifth anniversary of the First Closing Date (such amount, the “Fundamental Transaction Premium” and, together with (i), (the “Fundamental Transaction Payment”). For the avoidance of doubt, the Fundamental Transaction Premium after the fifth anniversary of the First Closing Date shall be zero. The Company shall provide the Holders with notice (the “Fundamental Transaction Notice”) of the redemption at least fifteen (15) days prior to the consummation of such Fundamental Transaction and simultaneously with consummation of such Fundamental Transaction, the Company shall make such Fundamental Transaction Payment in cash in full to each such Holder.  In connection with any Fundamental Transaction where the Common Stock is converted into, or exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such Fundamental Transaction, a “Common Stock Fundamental Transaction,” and such other securities, cash or property, the “Reference Property”) and at any time during which any Holder is unable to convert their Note in full due to the limitations set forth in Section 3(d) of the Note, such Holder shall receive, at each Holder’s option, simultaneously with the consummation of such Common Stock Fundamental Transaction, such Reference Property as the shares of the Common Stock into which such Note could have been converted immediately prior to such Common Stock Fundamental Transaction would have been entitled if such conversion were permitted.  In the event a Holder issues a Conversion Notice after such Holder has received a Fundamental Transaction Notice, such Conversion Notice must be received by the Company no later than one (1) Business Day before the date of the consummation of the Fundamental Transaction specified in such Fundamental Transaction Notice. For the avoidance of doubt, in the event the Company receives the Conversion Notice referred to in the preceding sentence later one (1) Business Day before the date of the Fundamental Transaction specified in the Fundamental Transaction Notice, the Holder will not be able to convert its Note. The Company shall not consummate any Fundamental Transaction without complying with the provisions of this Section 6(a).

7.            RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Sections 8 and 12 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance up to one hundred eighty (180) Trading Days (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times during such extension period, if any, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation). The Holder shall be deemed to have waived the right to receive any such Purchase Rights that remain held in abeyance at the end of such abeyance period if not granted prior to such time.

(b)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

8.            RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)        Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7 or Section 12, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7 or Section 12, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)         Share Combination Event Adjustment.  In addition to the adjustments set forth in this Section 8, if at any time on or after the Subscription Date there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest VWAP of the Common Stock during the period commencing on the Trading Day immediately following the applicable Share Combination Event Date and ending on the fifth (5th) Trading Day immediately following the applicable Share Combination Event Date (such period the “Share Combination Adjustment Period” and such price the “Event Market Price”) is less than the Conversion Price then in effect, then, at the close of trading on the Trading Market on the last day of the Share Combination Adjustment Period, the Conversion Price then in effect on such fifth (5th) Trading Day shall be reduced (but in no event increased) to the Event Market Price and the number of Conversion Shares issuable upon exercise of this Note hereunder (such resulting number, the “Share Combination Issuable Shares”) shall be increased such that the aggregate Conversion Price payable hereunder, after taking into account the decrease in the Conversion Price, shall be equal to the aggregate Conversion Price on the Subscription Date for the Conversion Shares then outstanding. For the avoidance of doubt, if the adjustment in this Section 8(b) would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made, and if this Note is exercised, on any date on which the Holder delivers a Conversion Notice to the Company during the Share Combination Adjustment Period, solely with respect to such portion of this Note exercised on such applicable Conversion Date, such applicable Share Combination Adjustment Period shall be deemed to have ended on, and include, the Trading Day immediately prior to such Conversion Date and the Event Market Price on such applicable Conversion Date will be the lowest VWAP of the Common Stock immediately prior to the Share Combination Event Date and ending on, and including the Trading Day immediately prior to such Conversion Date.

(c)        Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of shares of Common Stock.

9.          NONCIRCUMVENTION. Except to the extent waived or consented to by the Holder, the Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all commercially reasonable action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such commercially reasonable actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its commercially reasonable efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

10.        VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

11.          COVENANTS. Until all of the Notes have been converted, redeemed, repaid or otherwise satisfied in accordance with their terms:

(a)          Change of Control.  The Company shall in no event liquidate, dissolve or wind up its affairs or effect a sale of the Company or other business combination or Change of Control transaction without the prior written consent of the Required Lenders.

(b)       Rank. All payments due under this Note shall rank pari passu with all Other Notes and shall be senior to (i) all other Indebtedness for borrowed money of the Company and its Subsidiaries and (ii) equity of the Company, in each case, now existing or created in the future, subject only to Permitted Indebtedness and Permitted Liens.

(c)         Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the approval of the Requisite Lenders, incur or guarantee, assume or suffer to exist any Indebtedness for borrowed money (other than the Indebtedness evidenced by this Note, the Other Notes and Permitted Indebtedness).

(d)         Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the approval of the Requisite Lenders, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(e)        Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes and Permitted Indebtedness) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or make any Investment, as applicable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute and Event of Default has occurred and is continuing; provided, however, that the Company may make payments (in cash or in Common Stock) of principal, interest and any other amounts owing under the November 2023 Notes  at their stated maturity date (November 21, 2025) or at some earlier date as elected by the Company.

(f)          Restriction on Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the approval of the Requisite Lenders, repurchase or declare or pay any cash dividend or distribution on any of its capital stock; other than redemptions of the Warrants and Notes pursuant to their terms.

(g)          Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the approval of the Requisite Lenders, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material tangible or intangible assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of assets or rights not material to the Company’s or its Subsidiaries’ business, (iii) sales of inventory and product in the ordinary course of business and (iv) sales for fair market value as determined in good faith by the Board.

(h)         Material Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the approval of the Requisite Lenders, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto.

(i)          Preservation of Existence, Etc.  The Company shall not, without the approval of the Requisite Lenders, liquidate, dissolve or wind up the affairs of the Company.

(j)         Good Standing. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(k)         Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder except to the extent that the failure to maintain or preserve such properties would not reasonably be expected to have a Material Adverse Effect.

(l)         Maintenance of Intellectual Property. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the approval of the Requisite Lenders, sell, transfer, license or any other similar event any of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material, in the reasonable judgment of the Company, to the conduct of its business in full force and effect; provided, that the Company may enter into any agreement negotiated at arms-length for the purposes of a royalty monetization.

(m)      Maintenance of Insurance.  The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(n)         Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, without the approval of the Requisite Lenders, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business or necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Company or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(o)         Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(p)         Size of the Board of Directors of the Company. The Company shall not, without the approval of the Requisite Lenders, increase the size of the Board.

(q)         Variable Rate Transactions or Securities. The Company shall not, without the approval of the Requisite Lenders, enter into or issue any securities in connection with, any Variable Rate Transaction, provided that the Company may issue securities with net proceeds in the aggregate of up to $10,000,000.00 in any calendar year under (i) any equity line of credit and (ii) any at-the-market offering.

(r)        Redeeming or Repurchasing Securities. The Company shall not, without the approval of the Requisite Lenders, make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity of any Company securities; provided, however, that this restriction shall not apply to payments (in cash or in Common Stock) of principal, interest and any other amounts owing under the November 2023 Notes.

(s)        Subsidiary Guarantees. The Company's failure to cause any Subsidiary to execute and deliver a Subsidiary Guarantee and related security documents within the time periods set forth in this Agreement, and such failure remains uncured for a period of ten (10) Business Days.

(t)           Stockholder Approval.

(i)          The Company shall submit a proposal to approve the issuance of shares upon conversion of the Notes and exercise of the Warrants in accordance with NASDAQ rules to stockholders at the Company's next annual meeting following the Issuance Date, and shall recommend approval and solicit proxies in favor of such proposal.

(ii)        If stockholder approval is not obtained at the annual meeting, the Company shall hold special meetings of stockholders to vote on such proposal at intervals of not more than one hundred twenty (120) days until approval is obtained, provided that the Company shall not be required to hold more than two (2) special meetings per year or hold a special meeting within sixty (60) days of an annual meeting.

(iii)      This obligation terminates upon obtaining stockholder approval, conversion or redemption of all Notes, or the Maturity Date.

(iv)      Failure to obtain stockholder approval shall not constitute an Event of Default if the Company complies with this Section 11(s).

(u)         Additional Intellectual Property. On a continuing basis, the Company (and each of its Subsidiaries, as applicable) shall, at its sole cost and expense, (i) maintain all material Intellectual Property Rights as presently used and operated, (x) unless such Company or Subsidiary reasonably determines to allow any such Intellectual Property Rights to lapse or become abandoned or (y) such Intellectual Property Rights are abandoned or lapse in the ordinary course of business, (ii) not permit to lapse or become abandoned any material Intellectual Property Rights except as shall be consistent with commercially reasonable business judgment of the Company or any Subsidiary, (iii) upon such Company or Subsidiary obtaining knowledge thereof, promptly notify the Payee Representative in writing of any event which would be reasonably expected to materially and adversely affect the value or utility of any material Intellectual Property Rights or the rights and remedies of the Payee Representative in relation thereto (other than, for the avoidance of doubt, with respect to the expiration or abandonment of any such Intellectual Property Right) including a levy or threat of levy or any legal process against any Intellectual Property Rights, (iv) not license any Intellectual Property Rights on an exclusive basis other than licenses entered into by such Company or Subsidiary in, or incidental to, (x) the ordinary course of business or (y) consistent with past practice, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the Lenders, (v)  keep commercially reasonable records respecting all Intellectual Property Rights and (vi) furnish to the Payee Representative from time to time upon the Payee Representative’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Rights and such other materials evidencing or reports pertaining to any Intellectual Property Rights as the Payee Representative may from time to time reasonably request; provided, that, unless an Event of Default has occurred and is continuing, Payee Representative may make such request no more than once per fiscal calendar quarter.

12.         DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 7 and 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

13.         AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, any amendment, modification, or waiver of this Note shall require the consent of the Company and Holders of at least a majority in interest of the outstanding Principal amount of all Notes; provided, however that amendments to the Principal amount, Interest rate, Maturity Date, or this Section 13 shall require unanimous Holder consent and, provided further, that the Company may make technical, administrative, or conforming amendments without Holder consent if such amendments do not materially adversely affect Holders' rights; provided, however, that this Note may not be amended, modified or supplemented in any manner that would impose or result in any restriction, limitation or prohibition on short sales or other shorting activity by any Holder, except to the extent expressly provided in this Note as of the date hereof.

14.       TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

15.          REISSUANCE OF THIS NOTE.

(a)         Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)         Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)         Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, Late Charges on the Principal and Interest of this Note, from the Issuance Date.

16.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. Upon reasonable request, the Company shall provide the Holder with such additional information as is reasonably necessary to enable the Holder to verify the Company's compliance with the material terms of this Note, subject to applicable confidentiality restrictions and attorney-client privilege.

17.        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

18.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

19.          FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 19 shall permit any waiver of any provision of Section 3(d).

20.          DISPUTE RESOLUTION.

(a)          Submission to Dispute Resolution.

(i)         In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the Event of Default Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail at any time after the Company or Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or the Event of Default Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)        The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 20 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)       The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the non-prevailing party, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

21.          NOTICES; CURRENCY; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within one (1) Trading Day with respect to any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)        Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

22.          CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

24.        GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 20 above, the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 20. EACH OF THE COMPANY AND HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.          JUDGMENT CURRENCY.

(a)         If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 25 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)          the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)        the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 25(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)         If in the case of any proceeding in the court of any jurisdiction referred to in Section 25(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)         Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

26.         SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

27.       MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

28.          SUBSIDIARY GUARANTORS.

(a)       Guarantor Requirement. The Company shall cause each of its Subsidiaries, whether now existing or hereafter formed or acquired (each, a “Subsidiary Guarantor”), to unconditionally guarantee on a joint and several basis all of the Company's obligations under this Note and the other Transaction Documents (each, a “Subsidiary Guarantee”). Each Subsidiary Guarantee shall (A) be senior in right of payment to all other Indebtedness and equity of such Subsidiary Guarantor, subject only to Permitted Liens, (B) rank pari passu with the obligations of the Company under this Note, (C) be secured by a first-priority security interest in all of such Subsidiary Guarantor's assets, subject only to Permitted Liens, and (D) be evidenced by a written guaranty agreement in form and substance reasonably satisfactory to the Requisite Lenders.

(b)       Timing. The Company shall deliver to the Holder a duly executed Subsidiary Guarantee from each Subsidiary formed or acquired after the Closing Date within thirty (30) days following such formation or acquisition, together with all documents and instruments reasonably requested by the Holder to perfect the related security interests. The Company shall notify the Holder within five (5) Business Days of the formation or acquisition of any new Subsidiary.

(c)          Release. A Subsidiary Guarantor shall be released from its Subsidiary Guarantee only upon (A) the prior written consent of the Holder or (B) the sale or disposition of all or substantially all of such Subsidiary Guarantor's assets to a third party in compliance with this Agreement and with the prior approval of the Holder.

(d)        Permitted Indebtedness and Liens. Each Subsidiary Guarantee shall constitute Permitted Indebtedness, and each security interest granted by a Subsidiary Guarantor to secure its Subsidiary Guarantee shall constitute a Permitted Lien.

29.          CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)          “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Board” means the board of directors of the Company.

(f)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(g)         “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(h)         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 20. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(i)           “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(j)          “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any capital stock resulting from a reclassification of such common stock.

(k)       “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l)          “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(m)        “Equity Conditions” means, during the period in question, (i) there is an effective registration statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Conversion Shares (as such term is defined in the Securities Purchase Agreement) issuable pursuant to the Securities Purchase Agreement (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), and Company counsel has delivered to the Company’s transfer agent and Holder a standing, written unqualified opinion that resales may then be made by the Holder of all of such Holder’s Conversion Shares pursuant to such effective registration statement, (ii) the Common Stock is listed or traded on an Eligible Market, (iii) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Securities Purchase Agreement, (iv) an Event of Default has not occurred and there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (v) the issuance to the applicable Holder of the Conversion Shares in question would not exceed the Maximum Percentage, (vi) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information.

(n)        “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding the foregoing, a transaction shall not constitute a Fundamental Transaction if: (i) it is undertaken solely to effect a reincorporation of the Company in another jurisdiction, or a conversion to another entity form, and the holders of Voting Stock of the Company immediately prior to such transaction hold at least a majority of the voting power of the successor entity immediately after such transaction; (ii) it is undertaken solely to create a holding company structure in which the Company becomes a wholly owned subsidiary of a newly formed parent entity, and the holders of Voting Stock of the Company immediately prior to such transaction receive equity interests in the parent entity representing the same proportionate economic and voting interests they held in the Company immediately prior to such transaction; or (iii) the Requisite Lenders have consented in writing to such transaction and waived the application of this definition.

(o)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(p)          “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(q)          “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(r)           “Interest Date” means each [•] of each calendar year, beginning with [•], 2026 until the Maturity Date.

(s)          “Interest Rate” means eight and a half percent (8.50%) per annum, as may be adjusted from time to time in accordance with Section 2.

(t)           “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(u)          “Lead Lender” has the meaning ascribed to such term in the Securities Purchase Agreement.

(v)         “Lenders” shall mean the holders from time to time of the Notes, it being understood that all Notes issued pursuant to the Securities Purchase Agreement constitute a single series of notes as described in the preamble to this Note.

(w)       “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(x)          “Maturity Date” shall mean the ten (10) year anniversary of the Issuance Date; provided, however, the Maturity Date may be extended at the option of the Holder in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default.

(y)          “Notes” means, collectively, (i) this Note, (ii) any other senior secured convertible notes issued by the Company to any Lender pursuant to the Securities Purchase Agreement, and (iii) any notes issued in exchange for, replacement of, or upon transfer of any of the foregoing. All Notes shall constitute a single series ranking pari passu in all respects.

(z)         “November 2023 Notes” means Indebtedness of the Company evidenced by those certain Senior Unsecured Convertible Notes issued November 21, 2023 and maturing on November 21, 2025, together with any accrued and unpaid interest thereon and any other amounts owing thereunder.

(aa)      “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(bb)       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd)       “Permitted Liens” means (i) Liens for taxes, assessments or other governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) Liens incurred or deposits made in the ordinary course of business (including (A) Liens in connection with workers' compensation, unemployment insurance and other types of social security benefits, and (B) Liens to secure the performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business, bids, trade contracts, governmental contracts, performance and return-of-money bonds and other similar obligations) and Liens consisting of pledges or deposits required by law or governmental regulation as a condition to the transaction of any business; (iv) Liens securing Indebtedness permitted under Section 28(ff)(vi) herein, provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds thereof, and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; (v) Liens securing Indebtedness permitted under Section 28(ff)(vii) herein; provided that such Liens do not extend to or cover any property other than the property that was subject to the Lien securing the Indebtedness being extended, renewed, refinanced or replaced (plus improvements and accessions to such property); (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; Liens arising from judgements, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(x); (vii) Liens on cash or cash equivalents securing obligations permitted under clause (xiv) of the definition of Permitted Indebtedness above; (viii) Liens in favor of the Holder and the holders of the other Notes securing the obligations under this Note, the other Notes and the other Transaction Documents, including without limitation the Subsidiary Guarantees; (ix) Liens existing on the Closing Date and disclosed in the SEC Documents filed prior to the Closing Date; (x) Liens on property or assets of any Person existing at the time such Person becomes a Subsidiary or is merged with or into or consolidated with the Company or any Subsidiary, provided that (A) such Liens were not created in contemplation of such Person becoming a Subsidiary or such merger or consolidation, (B) such Liens do not extend to or cover any property or assets other than the property or assets subject to such Liens immediately prior to such Person becoming a Subsidiary or such merger or consolidation (plus improvements and accessions to such property or assets), and (C) the Indebtedness secured by such Liens is Permitted Indebtedness; (xi) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary, provided that (A) such Liens were not created in contemplation of such acquisition, (B) such Liens do not extend to or cover any property or assets other than the property or assets so acquired (plus improvements and accessions to such property or assets), and (C) the Indebtedness secured by such Liens is Permitted Indebtedness; (xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business and consistent with past practice; (xiii) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; and (xiv) other Liens securing obligations in an aggregate amount to exceed $1,000,000 at any time outstanding.  For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), and (B) in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens described above, the Company shall, in its sole discretion, classify or reclassify such Lien and only be required to include the amount of obligations secured thereby in one of such categories.3

(ee)     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(ff)         “Principal Market” means the Nasdaq Capital Market (or, if the shares of Common Stock are not listed on the Nasdaq Capital Market and are listed on one or more Eligible Markets, the primary Eligible Market in which the shares of Common Stock are then listed).

(gg)      “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and exercise of the Warrants, as may be amended from time to time.

(hh)      “Requisite Lenders” means at any time, Lenders of more than fifty percent (50%) of the aggregate outstanding Principal amount of all Notes then outstanding, calculated on a series-wide basis across all Notes issued pursuant to the Securities Purchase Agreement.

(ii)          “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(jj)          “SEC Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(kk)       “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be amended from time to time.

(ll)          “Subscription Date” means [•], 2025.

(mm)      “Subsidiaries” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(nn)        “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(oo)        “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(pp)       “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(qq)       “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock or Convertible Securities either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than (x) standard weighted-average anti-dilution provisions, or (y) standard anti-dilution protection for any stock split, stock dividend, recapitalization, reorganization or other similar transaction); (ii) issues or sells any equity or debt securities at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any stock split, stock dividend, recapitalization, reorganization or other similar transaction); or enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, whereby the Company may issue or sell Common Stock or Convertible Securities at a price to be determined in the future based on the market price of the Common Stock at the time of such issuance or sale.

(rr)        “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(ss)        “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(tt)          “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

FEMASYS INC.

By:
Name:
Title:

EXHIBIT I

FEMASYS INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by FEMASYS INC., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest, and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:

Name of Registered Holder:

By:
Name:
Title:

Tax ID:

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

FEMASYS INC.

By:
Name:
Title:

EXHIBIT III

PRE-FUNDED WARRANT
FORM OF PRE-FUNDED COMMON STOCK PURCHASE WARRANT
FEMASYS INC.
Warrant Shares: [●]	Issue Date: [●]
Initial Exercise Date: [●]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date set forth above (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from Femasys Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
Section 1.          Definitions.  For purposes of this Warrant, the following terms shall have the following meanings:
a)            “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Common Stock” means (i) the Company’s Common Stock, par value $[●] per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

1

“Principal Trading Market” means The Nasdaq Capital Market, or the principal securities exchange or securities market on which the Common Stock is then traded.
Section 2.          Exercise.
a)            Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”).  Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable following the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)            Exercise Price.  The aggregate exercise price of this Warrant, except for a nominal exercise price of $[●] per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $[●] per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant.  The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $[●], subject to adjustment hereunder (the “Exercise Price”).
c)            Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

2

(A) =
as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the Principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and
(X) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder, reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder, reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).
d)            Mechanics of Exercise.
i.            Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), in each case subject to the delivery to the Company of the aggregate Exercise Price to the Company (if applicable). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date.  If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.  Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 04:00 p.m. (New York City time) on the Trading Day immediately prior to the Initial Exercise Date, which may be delivered at any time after the time of execution of that underwriting agreement (the “Underwriting Agreement”), dated August 25, 2025, by and among the Company and the underwriters signatory thereto, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

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ii.            Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.            Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $[●] to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $[●] under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $[●]. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v.            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi.            Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii.            Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
e)            Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be [4.99% or 9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.          Certain Adjustments.
a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.
b)            Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
c)            Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any of its subsidiaries, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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e)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
f)            Notice to Holder.
i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.          Transfer of Warrant.
a)            Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 5.          Miscellaneous.
a)            No Rights as Stockholder Until Exercise; No Settlement in Cash.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.  Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.
b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c)            Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
d)            Authorized Shares.
The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
e)            Governing Law; Jurisdiction; Jury Trial. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in The City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 5(h) below or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
f)            Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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g)            Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
h)            Notices.  A Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or (b) from outside the United States, by International Federal Express, electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 5(h) prior to 5:00 p.m. (New York time) on a Trading Day, and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, and will be delivered and addressed as follows:
i.	if to the Company, to:

Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
Attention: Kathy Lee-Sepsick
Email: [****]
with a copy (which shall not constitute notice):
Dechert LLP
1095 6th Ave.
New York, NY 10036
Attention: Anna Tomczyk
Email: [****]
ii.	if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

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The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
i)            Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j)            Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k)            Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l)            Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.
m)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)
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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.
FEMASYS INC.

By:
Name: Kathy Lee-Sepsick
Title: President & CEO

Signature Page to Pre-Funded Warrant

NOTICE OF EXERCISE
TO:	FEMASYS INC.

(1)            The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)            Payment shall take the form of (check applicable box):
[  ] in lawful money of the United States; or
[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3)            Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
__________________________________
The Warrant Shares shall be delivered to the following DWAC Account Number:
__________________________________
__________________________________

__________________________________

[SIGNATURE OF HOLDER]
Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ____________ __, ____

Holder’s Signature: _________________________

Holder’s Address: _________________________